Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 6 to Form S-11 on Form S-3 No. 333-181777) of KBS Legacy Partners Apartment REIT, Inc. and in the related Prospectus of our report dated March 9, 2015, with respect to the consolidated financial statements and schedule of KBS Legacy Partners Apartment REIT, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Irvine, California
March 9, 2015